UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2013

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering by Health Insurance Innovations, Inc. (the “Company”) of its Class A common stock covered by the Registration Statement on Form S-1 (File No. 333-185596) as originally filed with the Securities and Exchange Commission on December 20, 2012, as amended (the “Registration Statement”), the Third Amended and Restated Limited Liability Company Agreement of Health Plan Intermediaries Holdings, LLC (“HPIH”) was entered into by and among the Company, as the managing member of HPIH, and the other members of HPIH.

In addition, on February 13, 2013, the Company entered into the following agreements: (i) the Registration Rights Agreement; (ii) the Tax Receivable Agreement and (iii) the Exchange Agreement.

The Registration Rights Agreement, the Third Amended and Restated Limited Liability Company Agreement of Health Plan Intermediaries Holdings, LLC, the Tax Receivable Agreement and the Exchange Agreement are filed herewith as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Entities controlled by Michael W. Kosloske, the Company’s Chairman, President and Chief Executive Officer, have various relationships with the Company. For further information concerning the material relationships between the Company and Mr. Kosloske and these entities, see the section entitled “Relationships and Related Transactions” in the Registration Statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the initial public offering, (i) on February 7, 2013, the Health Insurance Innovations, Inc. Long Term Incentive Plan became effective (following stockholder approval), (ii) on February 13, 2013, the Restricted Stock Award Agreement pursuant to the Health Insurance Innovations, Inc. Long Term Incentive Plan between Health Insurance Innovations, Inc. and Michael D. Hershberger became effective and (iii) on February 13, 2013, the employment agreements between Health Insurance Innovations, Inc., and each of the following executive officers were entered into: Michael W. Kosloske, Lori Kosloske and Michael D. Hershberger.

The Health Insurance Innovations, Inc. Long Term Incentive Plan, the Restricted Stock Award Agreement pursuant to the Health Insurance Innovations, Inc. Long Term Incentive Plan between Health Insurance Innovations, Inc. and Michael D. Hershberger and the employment agreements are filed herewith as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2013, the Amended and Restated Certificate of Incorporation, the Certificate of Correction to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company became effective. A description of the Company’s capital stock giving effect to the adoption of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is described in the Registration Statement. The Amended and Restated Certificate of Incorporation, the Certificate of Correction to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed herewith as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On February 13, 2013, the Company completed its initial public offering by issuing 4,666,667 shares of its Class A common stock, par value $0.001 per share, at a price to the public of $14.00 per share. The proceeds to the Company from this offering, before deducting underwriting discounts and expenses, are approximately $65.3 million.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Health Insurance Innovations, Inc.

3.2	Certificate of Correction to the Amended and Restated Certificate of Incorporation of Health Insurance Innovations, Inc.

3.3	Amended and Restated Bylaws of Health Insurance Innovations, Inc.

4.1	Registration Rights Agreement dated as of February 13, 2013

10.1	Third Amended and Restated Limited Liability Company Agreement of Health Plan Intermediaries Holdings, LLC dated as of February 13, 2013

10.2	Tax Receivable Agreement dated as of February 13, 2013

10.3	Exchange Agreement dated as of February 13, 2013

10.4	Health Insurance Innovations, Inc. Long Term Incentive Plan

10.5	Restricted Stock Award Agreement pursuant to the Health Insurance Innovations, Inc. Long Term Incentive Plan between Health Insurance Innovations, Inc. and Michael D. Hershberger dated as of February 13, 2013

10.6	Employment Agreement between Michael W. Kosloske and Health Insurance Innovations, Inc. dated as of February 13, 2013

10.7	Employment Agreement between Michael D. Hershberger and Health Insurance Innovations, Inc. dated as of February 13, 2013

10.8	Employment Agreement between Lori Kosloske and Health Insurance Innovations, Inc. dated as of February 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Koslsoke
	Title:	Chairman, President and Chief Executive Officer

Date: February 13, 2013